UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

TRIARC COMPANIES, INC.

__________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report)		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Sale of Deerfield & Company LLC

In connection with its corporate restructuring, Triarc Companies, Inc. (“Triarc”) announced on December 18, 2007, that a definitive agreement has been entered into pursuant to which Deerfield Triarc Capital Corp. (“DFR”), a diversified financial company that is externally managed by Deerfield Capital Management LLC (“DCM”), a subsidiary of Deerfield & Company LLC (“Deerfield”), will acquire Deerfield, a Chicago-based fixed income asset manager in which Triarc owns a majority interest.

A copy of the press release announcing the agreement is being furnished as Exhibit 99.1 hereto. The description of the sale contained in the press release is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the sale, copies of which will be filed by Triarc with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K.

There can be no assurance that the sale of Deerfield will be completed.

Presentation by DFR

In connection with the execution of the definitive agreement relating to its acquisition of Deerfield, on December 18, 2007 DFR will be making a presentation regarding the transaction that will disclose that (i) DCM had revenues (including base management fees and incentive fees earned by DCM under its management agreement with DFR) for the twelve month period ended September 30, 2007 of $90.3 million and (ii) of such $90.3 million of revenues, 66.4% were base management fees, 30.5% were incentive fees and 3.1% were other revenues.

The information included in this Current Report, including the Exhibit attached hereto, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Triarc Companies, Inc. dated December 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TRIARC COMPANIES, INC.
By: /s/ STUART I. ROSEN
Stuart I. Rosen
Senior Vice President,
General Counsel and Assistant Secretary

Dated: December 18, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Press release of Triarc Companies, Inc. dated December 18, 2007.

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